Exhibit 10.2

THIS AMENDED AND RESTATED PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

AMENDED AND RESTATED PROMISSORY NOTE

Principal Amount: Up to $1,000,000	Dated as of August 18, 2025 New York, New York

Melar Acquisition Corp. I, a Delaware corporation and blank check company (“Maker”), promises to pay to the order of Melar Acquisition Sponsor I LLC or its registered assigns or successors in interest (“Payee”), or order, the principal sum of up to One Million Dollars ($1,000,000) (the “Aggregate Principal Amount”) in lawful money of the United States of America, on the terms and conditions described below.  All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by Maker to such account as Payee may from time to time designate by written notice in accordance with the provisions of this Note. Reference is made to that certain amended and restated secured promissory note and pledge agreement, dated August 18, 2025, issued by Everli Global Inc., a Nevada corporation (“Everli”), to Maker (the “Everli Note”). This Note amends and restates the promissory note, dated May 30, 2025, issued by Maker to Payee (the “Original Note”).

1.             Principal. The principal balance of this Note (the “Loan”) shall be payable by Maker upon the full or partial repayment of the Everli Note. The principal balance may be prepaid at any time. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of Maker, be obligated personally for any obligations or liabilities of Maker hereunder. The proceeds under the Everli Note (including any collateral that is taken or sold) is the sole source for repayment of this Note.

2.             Interest. Interest shall accrue on the outstanding principal amount hereof at a per annum rate equal to seventeen and one-half percent (17.5%), compounded annually. The amount of interest owing from Maker to Payee hereunder shall be computed on the basis of the actual number of days elapsed in any applicable period and a 365-day year. In the event that any interest rate provided for herein shall be determined to be unlawful, such interest rate shall be computed at the highest rate permitted by applicable law. Any payment by Maker of any interest amount in excess of that permitted by applicable law shall be applied to the principal of this Note without prepayment premium or penalty.

3.             Drawdown Requests. Maker and Payee agree that this Note is issued with an original issue discount of ten percent (10%) (the “OID Discount”). The principal of this Note may be drawn down from time to time upon written request from Maker to Payee (each, a “Drawdown Request”). Each Drawdown Request must state the amount to be drawn down. Maker and Payee acknowledge that the initial principal balance of this Note as of the date hereof shall be an amount equal to $323,434.30 (the “Initial Principal Amount”), which is the balance of $291,090.87 of the Original Note with the amount of the OID Discount added on. Additional Draw Down Requests will each increase the principal amount of this Note by the amount loaned pursuant to such Draw Down Request plus an OID Discount added on (by way of example, if the amount of the Loan is $90,000, the principal amount of this Note will increase by $100,000), and which will be subject to the terms and conditions of this Note, up to an aggregate amount of Loans made by Payee under this Note equal to the Aggregate Principal Amount (after taking into account the amount of all of the OID Discounts added on to such Loans). Payee shall fund each Drawdown Request no later than five (5) business days after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns collectively under this Note, when the OID Discount premium is added on and after taking into account the Initial Principal Amount, is One Million Dollars ($1,000,000). Once an amount is drawn down under this Note, it shall not be available for future Drawdown Requests even if prepaid. No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown Request by Maker. Notwithstanding the foregoing, all payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, and then to the reduction of the unpaid principal balance of this Note.

4.             Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

5.             Use of Proceeds. Maker agrees that all the proceeds of the Loan hereunder shall be used by Maker solely for the purpose of lending funds to Everli pursuant to the Everli Note.

6.             Event of Default. The following shall constitute an event of default (“Event of Default”):

(a)            Failure to Make Required Payments. Failure by Maker to pay the principal amount due pursuant to this Note within five (5) business days of the date specified above.

(b)            Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

7.              Remedies.

(a)            Upon the occurrence of an Event of Default specified in Section 5(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)            Upon the occurrence of an Event of Default specified in Section 5(b), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

(c)            Notwithstanding the foregoing, Payee acknowledges that, in the event the Everli Note is not repaid, Payee will have no remedies against Maker under this Note. Maker agrees to use its reasonable efforts to collect the amounts owed under the Everli Note.

8.             Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

9.             Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

10.           Notices. All notices, statements or other documents which are required or contemplated by this Note shall be made in writing and delivered: (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

11.           Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

12.           Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.           Trust Waiver.  Notwithstanding anything herein to the contrary, Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account in which the proceeds of the initial public offering (the “IPO”) of Maker (including the deferred underwriters discounts and commissions) and the proceeds of the sale of the securities issued in a private placement that occurred simultaneously with the closing of the IPO were deposited, as described in greater detail in the registration statement and prospectus filed by Maker with the Securities and Exchange Commission in connection with the IPO, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account for any reason whatsoever.

14.           Amendment; Waiver.  Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of Maker and Payee.

15.           Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

[Signature page follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

MELAR ACQUISITION CORP. I

By:	/s/ Gautam Ivatury
Name: Gautam Ivatury
Title: Chief Executive Officer

[Signature Page to Amended and Restated Promissory Note]